                                   EXHIBIT 11

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (THOUSANDS)


                                                                 Three Months Ended
                           --------------------------------------------------------------------------------------------------
                                         July 31, 1998                                         July 31, 1997
                           --------------------------------------------       -----------------------------------------------
                              Income           Shares         Per-Share         Income             Shares           Per-Share
                           (Numerator)     (Denominator)       Amount         (Numerator)       (Denominator)         Amount
                           -----------     -------------      ---------       -----------       -------------       ---------
BASIC EPS
Income available to
common stockholders           $5,365           9,363           $ 0.57           $ 5,058             9,248             $ 0.55
                                                               ======                                                 ======

EFFECT OF DILUTIVE SECURITIES                  1,456                                                1,063
Average options outstanding
Effects of treasury
stock method (based on
exercise proceeds and
tax benefits)                                 (1,171)                                                (884)
                              ------          ------           ------           -------             -----             ------

DILUTED EPS
Income available to common
Stockholders assuming
dilution                      $5,365           9,648           $ 0.56           $ 5,058             9,427             $ 0.54
                              ======          ======           ======           =======             =====             ======



                                                                 Nine Months Ended
                           --------------------------------------------------------------------------------------------------
                                         July 31, 1998                                         July 31, 1997
                           --------------------------------------------       -----------------------------------------------
                              Income           Shares         Per-Share         Income             Shares           Per-Share
                           (Numerator)     (Denominator)       Amount         (Numerator)       (Denominator)         Amount
                           -----------     -------------      ---------       -----------       -------------       ---------
BASIC EPS
Income available to
common stockholders           $8,756           9,345           $ 0.94           $ 9,539             9,183             $ 1.04
                                                               ======                                                 ======

EFFECT OF DILUTIVE SECURITIES                  1,359                                                1,069
Average options outstanding
Effects of treasury
stock method (based on
exercise proceeds and
tax benefits)                                 (1,083)                                                (848)
                              ------          ------           ------           -------             -----             ------

DILUTED EPS
Income available to common
Stockholders assuming
dilution                      $8,576           9,621           $ 0.91           $ 9,539             9,404             $ 1.01
                              ======          ======           ======           =======             =====             ======